CUSTODY AGREEMENT


                  AGREEMENT dated December 31, 1986, between THE CHASE
MANHATTAN BANK, N.A. ("Chase"), having its principal place of business at 1 Chase Manhattan Plaza, New York, New York  10081, and
TEMPLETON GROWTH FUND, INC. (the "Fund"), an investment company registered under the Investment Company Act of 1940
("Act of 1940"), having its principal place of business at
700 Central Avenue, P. O. Box 33030, St. Petersburg,
Florida  33733-9926.
                  WHEREAS, the Fund wishes to appoint Chase as custodian of its securities and assets and Chase is willing to act as custodian under the terms and conditions hereinafter set forth;
                  NOW, THEREFORE, the Fund and its successors and assigns and Chase and its successors and assigns, hereby agree as follows:
                  1. APPOINTMENT AS CUSTODIAN. Chase agrees to act as custodian for the Fund, as provided herein, in connection with (a) cash ("Cash") received from time to time from, or for the account of, the Fund for credit to the Fund's deposit account or accounts administered by Chase, Chase Branches and Domestic Securities Depositories (as hereinafter defined), and/or Foreign Banks and Foreign Securities Depositories (as hereinafter defined) (the "Deposit Account"); (b) all stocks, shares, bonds, debentures, notes, mortgages, or other obligations for the payment of money and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property ("Securities") from time to time


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received  by Chase  and/or any Chase  Branch,  Domestic  Securities  Depository,
Foreign Bank or Foreign Securities Depository for the account of the Fund (the "Custody Account"); and (c) original margin and variation margin payments in a segregated account for futures contracts, and U.S. and Canadian government obligations purchased with a simultaneous agreement by the seller to repurchase them within 7 days plus accrued interest deposited in a separate segregated account (the "Segregated Accounts").
                  All cash held in the Deposit Account or in the Segregated Accounts in connection with which Chase agrees to act as custodian is hereby denominated as a special deposit which shall be held in trust for the benefit of the Fund and to which Chase, Chase Branches and Domestic Securities Depositories and/or Foreign Banks and Foreign Securities Depositories shall have no ownership rights, and Chase will so indicate on its books and records pertaining to the Deposit Account and the Segregated Account. All cash held in auxiliary accounts that may be carried for the Fund with Chase (including a Money Market Account, Redemption Account, Distribution Account and Imprest Account) is not so denominated as a special deposit and title thereto is held by Chase subject to the claims of creditors.



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                  2.       (AUTHORIZATION TO USE BOOK ENTRY SYSTEM, DOMESTIC
SECURITIES DEPOSITORIES, BRANCH OFFICES, FOREIGN BANKS AND FOREIGN
SECURITIES DEPOSITORIES.  Chase is hereby authorized to appoint and utilize, subject to the provisions of Section 4 hereof:
                           (a) The Book Entry  System and The  Depository  Trust
                  Company; and also such other Domestic Securities Depositories selected by Chase and as to which Chase has received a certified copy of a resolution of the Fund's Board of Directors authorizing deposits therein;
                           (b)  Chase's  foreign  branch  offices  in the United
                  Kingdom, Hong Kong, Singapore, and Tokyo, and such other foreign branch offices of Chase located in countries approved by the Board of Directors of the Fund as to which Chase shall have given prior notice to the Fund;
                           (c) Foreign  Banks  which Chase shall have  selected,
                  which are located in countries approved by the Board of Trustees of the Fund, and as to which banks Chase shall have given prior notice to the Fund; and
                           (d) Foreign Securities Depositories which Chase shall
                  have selected and as to which Chase has received a certified copy of a resolution of the Fund's Board of Trustees authorizing deposits therein;
to hold Securities and Cash at any time owned by the Fund, it being understood that no such appointment or utilization shall in any way relieve Chase of its responsibilities as provided for in this Agreement. Foreign branch offices of Chase appointed and utilized


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by Chase are herein referred to as "Chase  Branches." Unless otherwise agreed to in writing, (a) each Chase Branch, each Foreign Bank and each Foreign Securities Depository shall be selected by Chase to hold only Securities as to which the principal trading market or principal location as to which such Securities are to be presented for payment is located outside the United States; and (b) Chase and each Chase Branch, Foreign Bank and Foreign Securities Depository will promptly transfer or cause to be transferred to Chase, to be held in the United States, Securities and/or Cash that are then being held outside the United States upon request of the Fund and/or of the Securities and Exchange
Commission.   Utilization  by  Chase  of  Chase  Branches,  Domestic  Securities
Depositories, Foreign Banks and Foreign Securities Depositories shall be in accordance with provisions as from time to time amended, of an operating agreement to be entered into between Chase and the Fund (the "Operating Agreement").
                  3. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
                           (a) "Authorized  Persons of the Fund" shall mean such
                  officers or employees of the Fund or any other person or persons as shall have been designated by a resolution of the Board of Directors of the Fund, a certified copy of which has been filed with Chase, to act as Authorized Persons hereunder. Such persons shall continue to be Authorized Persons of the Fund, authorized to act either singly or together with one or more other


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                  of such  persons as  provided in such  resolution,  until such time as the Fund shall have filed with Chase a written notice of the Fund supplementing, amending, or revoking the authority of such persons.
                           (b)  "Book-Entry   system"  shall  mean  the  Federal
                  Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.
                           (c) "Domestic  Securities  Depository" shall mean The
                  Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees; and (subject to the receipt by Chase of a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein as provided in Section 2(a) of this Agreement) any other person authorized to act as a depository under the Act of 1940, its successor or successors and its nominee or nominees.
                           (d) "Foreign Bank" shall mean any banking institution
                  organized under the laws of a jurisdiction other than the United States or of any state thereof.
                           (e) A "Foreign Securities  Depository" shall mean any
                  system for the central handling of securities abroad where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping


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                  without physical deliver of the securities by any Chase
                  Branch or Foreign Bank.
                           (f) "Written Instructions" shall mean instructions in writing signed by Authorized Persons of the Fund giving such instructions, and/or such other forms of communications as from time to time shall be agreed upon in writing between the Fund and Chase.
                  4. SELECTION OF COUNTRIES IN WHICH SECURITIES MAY BE HELD. Chase shall not cause Securities and Cash to be held in any country outside the United States until the Fund has directed the holding of its assets in such country. Chase represents that it has been advised by the Fund that in giving such a direction the Fund may consider, among other factors, the following:
                           (a)      comparative operational efficiencies of
                  custody;
                           (b)  clearance and settlement and the costs thereof;
                  and
                           (c) political and other risks, other than those risks specifically assumed by Chase.
                  5. RESPONSIBILITY OF CHASE TO SELECT CUSTODIANS IN INDIVIDUAL FOREIGN COUNTRIES. The responsibility for selecting the Chase Branch, Foreign Bank or Foreign Securities Depository to hold the Fund's Securities and Cash in individual countries authorized by the Fund shall be that of Chase. Chase generally shall utilize Chase Branches where available. In locations where there are no Chase Branches providing custodial services, Chase shall select as


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its agent a Foreign Bank,  which may be an affiliate or subsidiary of Chase.  To facilitate the clearance and settlement of securities transactions, Chase represents that, subject to the approval of the Fund, it may deposit Securities in a Foreign Securities Depository in which Chase is a participant. In situations in which Chase is not a participant in a Foreign Securities Depository, Chase may, subject to the approval of the Fund, authorize a Foreign Bank acting as its subcustodian to deposit the Securities in a Foreign
Securities   Depository   in  which   the   Foreign   Bank  is  a   participant.
Notwithstanding the foregoing, such selection by Chase of a Foreign Bank or Foreign Securities Depository shall not become effective until Chase has been advised by the Fund that a majority of its Board of Directors:
                           (a) Has approved Chase's  selection of the particular
                  Foreign Bank or Foreign Securities Depository, as the case may be, as consistent with the best interests of the Fund and its Shareholders;
                           (b)  Has  approved  as   consistent   with  the  best
                  interests of the Fund and its Shareholders a written contract prepared by Chase which will govern the manner in which such Foreign Bank will maintain the Fund's assets.


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                  6.       CONDITIONS ON SELECTION OF FOREIGN BANK OR FOREIGN
SECURITIES DEPOSITORY. Chase shall authorize the holding of Securities and Cash by a Chase Branch, Foreign Bank or Foreign
Securities Depository only:
                           (a) to the extent  that the  Securities  and Cash are
                  not subject to any right, charge, security interest, lien or claim of any kind in favor of any such Foreign Bank or Foreign Securities Depository, except for their safe custody or administration, and
                           (b) to the extent that the beneficial ownership of Securities is freely transferable without the payment of money or value other than for safe custody or administration.
                  7. CHASE BRANCHES AND FOREIGN BANKS NOT AGENTS OF THE FUND. Chase Branches, Foreign Banks and Foreign Securities Depositories shall be subject to the instructions of Chase and/or the Foreign Bank, and not to those of the Fund. Chase warrants and represents that all such instructions shall afford protection to the Fund at least equal to that afforded for Securities held directly by Chase. Any Chase Branch, Foreign Bank or Foreign Securities Depository shall act solely as agent of Chase or of such Foreign Bank.
                  8. CUSTODY ACCOUNT. Securities held in the Custody Account shall be physically segregated at all times from those of any other person or persons except that (a) with respect to Securities held by Chase Branches, such Securities may be placed in


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an omnibus account for the customers of Chase, and Chase shall maintain separate book entry records for each such omnibus account, and such Securities shall be deemed for the purpose of this Agreement to be held by Chase in the Custody Account; (b) with respect to Securities deposited by Chase with a Foreign Bank, a Domestic Securities Depository or a Foreign Securities Depository, Chase shall identify on its books as belonging to the Fund the Securities shown on Chase's account on the books of the Foreign Bank, Domestic Securities Depository or Foreign Securities Depository; and (c) with respect to Securities deposited by a Foreign Bank with a Foreign Securities Depository, Chase shall cause the Foreign Bank to identify on its books as belonging to Chase, as agent, the Securities shown on the Foreign Bank's account on the books of the Foreign Securities Depository. All Securities of the Fund maintained by Chase pursuant to this Agreement shall be subject only to the instructions of Chase, Chase Branches or their agents. Chase shall only deposit Securities with a Foreign Bank in accounts that include only assets held by Chase for its customers.
                  8a.      SEGREGATED ACCOUNT FOR FUTURES CONTRACTS.  With
respect to every futures contract purchased, sold or cleared for the Custody Account, Chase agrees, pursuant to Written
Instructions, to:
                           (a)      deposit original margin and variation margin
                  payments in a segregated account maintained by Chase; and


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                           (b)      perform all other obligations attendant to
                  transactions or positions in such futures contracts, as
                  such payments or performance may be required by law or
                  the executing broker.
                  8b.      SEGREGATED ACCOUNT FOR REPURCHASE AGREEMENTS.
With respect to purchases for the Custody Account from banks (including Chase) or broker-dealers of United States or Canadian government obligations with a simultaneous agreement by the seller to repurchase them within no more than 7 days at the original purchase price plus accrued interest, Chase agrees, pursuant to Written Instructions, to:
                           (a)      deposit such securities and repurchase
                  agreements in a segregated account maintained by Chase;
                  and
                           (b)      promptly show on Chase's records that such
                  securities and repurchase agreements are being held on behalf of the Fund and deliver to the Fund a written confirmation to that effect.
                  9. DEPOSIT ACCOUNT. Subject to the provisions of this Agreement, the Fund authorizes Chase to establish and maintain in each country or other jurisdiction in which the principal trading market for any Securities is located or in which any Securities are to be presented for payment, an account or accounts, which may include nostro accounts with Chase Branches and omnibus accounts of Chase at Foreign Banks, for receipt of cash in the Deposit Account, in such currencies as directed by Written Instructions. For


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purposes of this Agreement,  cash so held in any such account shall be evidenced by separate book entries maintained by Chase at its office in London and shall be deemed to be Cash held by Chase in the Deposit Account. Unless Chase receives Written Instructions to the contrary, cash received or credited by Chase or any other Chase Branch, Foreign Bank or Foreign Securities Depository for the Deposit Account in a currency other than United States dollars shall be converted promptly into United States dollars whenever it is practicable to do
so  through  customary  banking  channels   (including  without  limitation  the
effecting of such conversions at Chase's preferred rates through Chase, its affiliates or Chase Branches), and shall be automatically transmitted back to Chase in the United States.
             10. SETTLEMENT  PROCEDURES.  Settlement procedures for transactions in Securities delivered to, held in, or to be delivered from the Custody Account in Chase Branches, Domestic Securities Depositories, Foreign Banks and Foreign Securities Depositories, including receipts and payments of cash held in any nostro account or omnibus account for the Deposit Account as described in
Section 9, shall be carried out in accordance with the provisions of the Operating Agreement. It is understood that such settlement procedures may vary, as provided in the Operating Agreement, from securities market to securities market, to reflect particular settlement practices in such markets.



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                  Chase  shall  make or cause the  appropriate  Chase  Branch or
Foreign Bank to move payments of Cash held in the Deposit Account only:
                           (a) in connection with the purchase of Securities for
                  the account of the Fund and only against the receipt of such Securities by Chase or by another appropriate Chase Branch,
                  Domestic  Securities  Depository,   Foreign  Bank  or  Foreign
                  Securities  Depository,   or  otherwise  as  provided  in  the
                  Operating Agreement, each such payment to be made at prices confirmed by Written Instructions, or
                           (b) in connection with any dividend, interim dividend or other distribution declared by the Fund, or
                           (c) as directed by the Fund by Written Instructions setting forth the name and address of the person to whom the payment is to be made and the purpose for which the payment is to be made.
                  Upon the receipt by Chase of Written Instructions specifying the Securities to be so transferred or delivered, which instructions shall name the person or persons to whom transfers or deliveries of such Securities shall be made and shall indicate the time(s) for such transfers or deliveries, Securities held in the Custody Account shall be transferred, exchanged, or delivered by Chase, any Chase Branch, Domestic Securities Depository, Foreign Bank, or Foreign Securities Depository, as the case may be, against payment in Cash or Securities, or otherwise as provided in the Operating Agreement, only:


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                                                                          - 13 -

                           (a) upon sale of such  Securities  for the account of
                  the Fund and receipt of such payment in the amount shown in a broker's confirmation of sale of the Securities or other proper authorization received by Chase before such payment is made, as confirmed by Written Instructions;
                           (b) in  exchange  for or upon  conversion  into other
                  Securities alone or other Securities and Cash pursuant to any plan of merger, consolidation, reorganization, recapitalization, readjustment, or tender offer;
                           (c)      upon exercise of conversion, subscription,
                  purchase, or other similar rights represented by such Securities; or
                           (d)      otherwise as directed by the Fund by Written
                  Instructions which shall set forth the amount and purpose
                  of such transfer or delivery.
                  Until Chase receives Written Instructions to the contrary, Chase shall and shall cause each Chase Branch, Domestic Securities Depository, Foreign Bank and Foreign Securities Depository holding Securities or Cash to take the following actions in accordance with procedures established in the Operating
Agreement:
                           (a) collect and timely deposit in the Deposit Account
                  all income due or payable with respect to any Securities and take any action which may be necessary and proper in connection with the collection and receipt of such income;


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                           (b) present  timely for payment all Securities in the
                  Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and to receive and credit to the Deposit Account Cash so paid for the account of the Fund except that, if such Securities are convertible, such Securities shall not be presented for payment until two business days preceding the date on which such conversion
                  rights  would  expire  unless  Chase   previously  shall  have
                  received Written Instructions with respect thereto;
                           (c) present for exchange all Securities in the Custody Account converted pursuant to their terms into other Securities;
                           (d) in respect of securities in the Custody  Account,
                  execute in the name of the Fund such ownership and other certificates as may be required to obtain payments in respect thereto, provided that Chase shall have requested and the Fund shall have furnished to Chase any information necessary in connection with such certificates;
                           (e) exchange interim receipts or temporary Securities in the Custody Account for definitive
                  Securities; and
                           (f) receive and hold in the Custody Account all Securities received as a distribution on Securities held


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                  in the Custody Account as a result of a stock dividend,  share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar Securities issued with respect to any Securities held in the Custody Account.
             11. RECORDS. Chase hereby agrees that Chase and any Chase Branch or Foreign Bank shall create, maintain, and retain all records relating to their activities and obligations as custodian for the Fund under this Agreement in such manner as will meet the obligations of the Fund under the Act of 1940, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and Federal, state and foreign tax laws and other legal or administrative rules or procedures, in each case as currently in effect and applicable to the Fund. All records so maintained in connection with the performance of its duties under this Agreement shall remain the property of the Fund and, in the event of termination of this Agreement, shall be delivered in accordance with the provisions of Section 19.
                  Chase hereby agrees, subject to restrictions under applicable laws, that the books and records of Chase and any Chase Branch pertaining to their actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by the independent accountants ("Accountants") employed by, or other representatives of, the Fund. Chase hereby agrees that, subject to restrictions under applicable laws, access shall be afforded to the Accountants to such of the books and


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records  of  any  Foreign  Bank,  Domestic  Securities   Depository  or  Foreign
Securities Depository with respect to Securities and Cash as shall be required by the Accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. Chase also agrees that as the Fund may reasonably request from time to time, Chase shall provide the Accountants with information with respect to Chase's and Chase Branches' systems of internal accounting controls as they relate to the services provided under this Agreement, and Chase shall use its best efforts to obtain and furnish similar information with respect to each Domestic Securities Depository, Foreign Bank and Foreign Securities Depository holding Securities and Cash.
             12. REPORTS. Chase shall supply periodically, upon the reasonable request of the Fund, such statements, reports, and advices with respect to Cash
in  the  Deposit   Account  and  the  Securities  in  the  Custody  Account  and
transactions in Securities from time to time received and/or delivered for or from the Custody Account, as the case may be, as the Fund shall require. Such statements, reports and advices shall include an identification of the Chase Branch, Domestic Securities Depository, Foreign Bank and Foreign Securities Depository having custody of the Securities and Cash, and descriptions thereof.



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             13.  REGISTRATION OF SECURITIES.  Securities in the Custody Account
which are issued or issuable only in bearer form (except such securities as are held in the Book-Entry System) shall be held by Chase, Chase Branches, Domestic Securities Depositories, Foreign Banks or Foreign Securities Depositories in that form. All other Securities in the Custody Account shall be held in registered form in the name of Chase, or any Chase Branch, the Book-Entry System, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository and their nominees, as custodian or nominee.
             14.           STANDARD OF CARE.
                           (a)    GENERAL.    Chase    shall    assume    entire
                  responsi-bility   for  all  Securities  held  in  the  Custody
                  Account, Cash held in the Deposit Account, Cash or Securities held in the Segregated Accounts and any of the Securities and Cash while in the possession of Chase or any Chase Branch,
                  Domestic  Securities  Depository,   Foreign  Bank  or  Foreign
                  Securities Depository, or in the possession or control of any employees, agents or other personnel of Chase or any Chase
                  Branch,  Domestic  Securities  Depository,   Foreign  Bank  or
                  Foreign Securities Depository; and shall be liable to the Fund for any loss to the Fund occasioned by any destruction of the Securities or Cash so held or while in such possession, by any robbery, burglary, larceny, theft or embezzlement by any employees, agents or personnel of Chase or any Chase Branch, Domestic Securities Depository, Foreign


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                                                                          - 18 -

                  Bank or Foreign Securities Depository, and/or by virtue of the disappearance of any of the Securities or Cash so held or while in such possession, with or without any fault attributable to Chase ("fault attributable to Chase" for the purposes of this Agreement being deemed to mean any negligent act or omission, robbery, burglary, larceny, theft or embezzlement by any employees or agents of Chase or any Chase Branch, Domestic Securities Depository, Foreign Bank or Foreign Securities Depository). In the event of Chase's discovery or notification of any such loss of Securities or Cash, Chase shall promptly notify the Fund and shall reimburse the Fund to the extent of the market value of the missing Securities or Cash as at the date of the discovery of such loss. The Fund shall not be obligated to establish any negligence, misfeasance or malfeasance on Chase's part from which such loss resulted, but Chase shall be obligated hereunder to make such reimbursement to the Fund after the discovery or notice of such loss, destruction or theft of such Securities or Cash. Chase may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Fund.
                           (b)  COLLECTIONS.  All collections of funds or other
                  property paid or distributed in respect of Securities held in the Custody Account shall be made at the risk of


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                                                                          - 19 -

                  the Fund. Chase shall have no liability for any loss occasioned by delay in the actual receipt of notice by Chase (or by any Chase Branch or Foreign Bank in the case of Securities or Cash held outside of the United States) of any payment, redemption or other transaction regarding Securities held in the Custody Account or Cash held in the Deposit Account in respect of which Chase has agreed to take action in the absence of Written Instructions to the contrary as provided in Section 10 of this Agreement, which does not appear in any of the publications referred to in Section 16 of this Agreement.
                           (c) EXCLUSIONS.  Notwithstanding  any other provision
                  in  this  Agreement  to  the  contrary,  Chase  shall  not  be responsible for (i) losses resulting from war or from the imposition of exchange control restrictions, confiscation, expropriation, or nationalization of any securities or assets of the issuer of such securities, or (ii) losses resulting from any negligent act or omission of the Fund or any of its affiliates, or any robbery, theft, embezzlement or fraudulent act by any employee or agent of the Fund or any of its affiliates. Chase shall not be liable for any action taken in good faith upon Written Instructions of Authorized Persons of the Fund or upon any certified copy of any resolution of the Board of Directors of the Fund, and may rely on the genuineness of any such documents which it may in good faith believe to be validly executed.
                           (d) LIMITATION ON LIABILITY UNDER SECTION 14(A). Notwithstanding any other provision in this Agreement to the contrary, it is agreed that the extent of Chase's liability to the Fund under Section 14(a) shall not exceed the amount of the limitation provided for in Section 14(e), it being understood and agreed that the amount of such limitation applies on an aggregated basis to all losses under Section 14(a) incurred by the Fund and is subject to annual adjustment as set forth in Section 14(e). The Fund agrees that Chase's sole responsibility with respect to losses under Section 14(a) shall be to pay the Fund the amount of any such loss as provided in Section 14(a) subject to the limitation provided in Section 14(e). This limitation does not apply to any liability of Chase under Section 14(f) of this Agreement.
                           (e) ANNUAL ADJUSTMENT OF LIMITATION OF LIABILITY.  As
                  soon as practicable after June 1 of every year (or such other date in any particular year agreed to by all of the Templeton Funds), the Fund shall provide Chase with the amount of its total net assets as of the close of business on such date (or if the New York Stock Exchange is closed on such date, then in that event as of the close of business on the next day on which the New York Stock Exchange is open for business).

                           It is  understood  by the  parties to this  Agreement
                  that Chase has entered into substantially similar custody agreements as follows: agreements with Templeton Funds, Inc. on behalf of Templeton World Fund and on behalf of Templeton Foreign Fund; agreements with Templeton Global Funds, Inc. on behalf of Templeton Global I and on behalf of Templeton Global II; an agreement with Templeton Income Fund; and an agreement with Templeton Growth Fund, Ltd., all of which Funds have as their investment advisers companies which are the same as, or affiliated with, the Investment Manager of the Fund; and that Chase may enter into any substantially similar custody agreements with additional mutual funds under Templeton management which may hereafter be organized. Each of such custody agreements with each of such other Templeton Funds contains (or will contain) a "Standard of Care" section similar to this Section 14, except that the limit of Chase's liability is in varying amounts for each Fund, with the aggregate limits of liability in all of such agreements, including this Agreement, amounting to $150,000,000.
                           On  each  June 1 (or  other  date  agreed  on for any
                  particular year), Chase will total the net assets reported by each one of the Templeton Funds, and will calculate the percentage of the aggregate net assets of all the Templeton Funds that is represented by the net asset value of this Fund. Thereupon Chase shall allocate to this Agreement with this Fund that proportion of its total of $150,000,000 responsibility undertaking which is substantially equal to the proportion which this Fund's net assets bears to the total net assets of all such Templeton Funds, subject to adjustments for claims paid as follows: all claims previously paid to this Fund shall first be deducted from its proportionate allocable share of the $150,000,000 Chase responsibility, and if the claims paid to this Fund amount to more than its allocable share of the Chase responsibility, then the excess of such claims paid to this Fund shall diminish the balance of the $150,000,000 Chase responsibility available for the proportionate shares of all of the other Templeton Funds having similar custody agreements with Chase. Based on such calculation, and on such adjustment for claims paid, if any, Chase thereupon shall notify the Fund of such limit of liability under Section 14(a) which will be available to the Fund with respect to (1) losses in excess of payment allocations for previous years and (2) losses discovered during the next year this Agreement remains in effect and until a new determination of such limit of responsibility is made on the next succeeding June 1 (or other agreed date).
                           (f) OTHER LIABILITY. Independently of Chase's liability to the Fund as provided in Section 14(a) above

                  (it being understood that the limitations in Sections 14(d) and 14(e) do not apply to the provisions of this Section 14(f)), Chase shall be responsible for the performance of only such duties as are set forth in this Agreement or contained in express instructions given to Chase which are not contrary to the provisions of this Agreement. Chase will use and require the same care with respect to the safekeeping of all Securities held in the Custody Account, Cash held in the Deposit Account, and Securities or Cash held in the Segregated Accounts as it uses in respect of its own similar property, but it need not maintain any insurance for the benefit of the Fund. With respect to Securities and Cash held outside of the United States, Chase will be liable to the Fund for any loss to the Fund resulting from any disappearance or destruction of such Securities or Cash while in the possession of Chase or any Chase Branch, Foreign Bank or Foreign Securities Depository, to the same extent it would be liable to the Fund if Chase had retained physical possession of such Securities and Cash in New York. It is specifically agreed that Chase's liability under this Section 14(f) is entirely independent of Chase's liability under Section 14(a). Notwithstanding any other provision in this Agreement to the contrary, in the event of any loss giving rise to liability under this Section 14(f) that would also give rise to liability under Section 14(a), the amount of such liability shall not be charged against the amount of the limitation on liability provided in Sections 14(d) and 14(e).
                           (g) COUNSEL; LEGAL EXPENSES.  Chase shall be entitled
                  to the advice of counsel (who may be counsel for the Fund) at the expense of the Fund in connection with carrying out Chase's duties hereunder and in no event shall Chase be liable for any action taken or omitted to be taken by it in good faith pursuant to advice of such counsel. If, in the absence of fault attributable to Chase and in the course of or in connection with carrying out its duties and obligations hereunder, any claims or legal proceedings are instituted against Chase or any Chase Branch by third parties, the Fund will hold Chase harmless against any claims, liabilities, costs, damages or expenses incurred in connection therewith and, if the Fund so elects, the Fund may assume the defense thereof with counsel satisfactory to Chase, and thereafter shall not be responsible for any further legal fees that may be incurred by Chase, provided, however, that all of the foregoing is conditioned upon the Fund's receipt from Chase of prompt and due notice of any such claim or proceeding.
             15. EXPROPRIATION INSURANCE. Chase represents that it does not intend to obtain any insurance for the benefit of the Fund which protects against the imposition of exchange control
restrictions on the transfer from any foreign jurisdiction of the proceeds of sale of any Securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by a government of any foreign country in which the issuer of such securities is organized or in which securities are held for safekeeping either by Chase, or any Chase Branch, Foreign Bank or Foreign Securities Depository in such country. Chase has discussed the availability of expropriation insurance with the Fund, and has advised the Fund as to its understanding of the position of the staff of the Securities and Exchange Commission that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk. The Fund has acknowledged that it has the responsibility to review the possibility of such risks and what, if any, action should be taken.
             16. PROXY, NOTICES, REPORTS, ETC. Chase shall watch for the dates of expiration of (a) all purchase or sale rights
(including warrants, puts, calls and the like) attached to or inherent in any of the Securities held in the Custody Account and
(b) conversion rights and conversion price changes for each
convertible Security held in the Custody Account as published in
Telstat Services, Inc., Standard & Poor's Financial Inc. and/or any
other publications listed in the Operating Agreement (it being understood that Chase may give notice to the Fund as provided in Section 21 as to any change, addition and/or omission in the publications watched by Chase for these purposes). If Chase or any Chase Branch, Foreign Bank or Foreign Securities Depository shall receive any proxies, notices, reports, or other communications relative to any of the Securities held in the Custody Account, Chase shall, on its behalf or on behalf of a Chase Branch, Foreign Bank or Foreign Securities Depository, promptly transmit in writing any such communication to the Fund. In addition, Chase shall notify the Fund by person-to-person collect telephone concerning any such notices relating to any matters specified in the first sentence of this Section 16.
                  As specifically requested by the Fund, Chase shall execute or deliver or shall cause the nominee in whose name Securities are registered to execute and deliver to such person as may be designated by the Fund proxies, consents, authorizations and any other instruments whereby the authority of the Fund as owner of any Securities in the Custody Account registered in the name of Chase or such nominee, as the case may be, may be exercised. Chase shall vote Securities in accordance with Written Instructions timely received by Chase, or such other person or persons as designated in or pursuant to the Operating Agreement.
                  Chase and any Chase Branch shall have no liability for any loss or liability occasioned by delay in the actual receipt by them or any Foreign Bank or Foreign Securities Depository of notice of any payment or redemption which does not appear in any of the publications referred to in the first sentence of this Section 16.
             17. COMPENSATION. The Fund agrees to pay to Chase from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and Chase's out-of-pocket or incidental expenses, as from time to time shall be mutually agreed upon by Chase and the Fund. The Fund shall have no responsibility for the payment of services provided by any Domestic Securities Depository, Chase Branch, Foreign Bank or Foreign Securities Depository, such fees being paid directly by Chase. In the event of any advance of Cash for any purpose made by Chase pursuant to any Written Instruction, or in the event that Chase or any nominee of Chase shall incur or be assessed any taxes in connection with the performance of this Agreement, the Fund shall indemnify and reimburse Chase therefor, except such assessment of taxes as results from the negligence, fraud, or willful misconduct of Chase, any Domestic Securities Depository, Chase Branch, Foreign Bank or Foreign Securities Depository, or as constitutes a tax on income, gross receipts or the like of any one or more of them. Chase shall have a lien on Securities in the Custody Account and on Cash in the Deposit Account for any amount owing to Chase from time to time under this Agreement upon due notice to the Fund.
             18. AGREEMENT SUBJECT TO APPROVAL OF THE FUND. It is understood that this Agreement and any amendments shall be subject to the approval of the Fund.
             19.           TERM.  This Agreement shall remain in effect until

June 1, 1987 and shall thereafter remain in effect until terminated by either party upon 60 days' written notice to the other, sent by registered mail.
Notwithstanding the preceding sentence, however, if at any time after the execution of this Agreement Chase shall provide written notice to the Fund, by registered mail, of the amount needed to meet a substantial increase in the cost of maintaining its present type and level of bonding and insurance coverage in connection with Chase's undertakings in Section 14(a), (d) and (e) of this Agreement, said Section 14(a), (d) and (e) of this Agreement shall cease to apply 60 days after the providing of such notice by Chase, unless prior to the expiration of such 60 days the Fund agrees in writing to assume the amount needed for such purpose. Chase, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall, and/or shall cause each Domestic Securities Depository, Chase Branch, Foreign Bank and Foreign Securities Depository to deliver the Securities in the Custody Account, to pay the Cash in the Deposit Account, and to deliver and pay Securities and Cash in the Segregated Accounts to the Fund, unless Chase has received from the Fund 60 days prior to the date on which this Agreement is to be terminated Written Instructions specifying the name(s) of the person(s) to whom the Securities in the Custody Account shall be delivered, the Cash in the Deposit Account shall be paid, and Securities and Cash in the Segregated Accounts shall be delivered and paid. Concurrently with the delivery of such Securities, Chase shall deliver to the Fund, or such other person as the Fund shall instruct, the records referred to in Section 11 which are in the possession or control of Chase, any Chase Branch, or any Domestic Securities Depository, or any Foreign Bank or Foreign Securities Depository, or in the event that Chase is unable to obtain such records in their original form Chase shall deliver true copies of such records.
             20. AUTHORIZATION OF CHASE TO EXECUTE NECESSARY DOCUMENTS. In connection with the performance of its duties hereunder, the Fund hereby authorizes and directs Chase and each Chase Branch acting on behalf of Chase, and Chase hereby agrees, to execute and deliver in the name of the Fund, or cause such other Chase Branch to execute and deliver in the name of the Fund, such certificates, instruments, and other documents as shall be reasonably necessary in connection with such performance, provided that the Fund shall have furnished to Chase any information necessary in connection therewith.
             21. NOTICES. Any notice or other communication authorized or required by this Agreement to be given to the parties shall be sufficiently given (except to the extent otherwise specifically provided) if addressed and mailed postage prepaid or delivered to it at its office at the address set forth below:

                  If to the Fund, then to
                          Templeton Growth Fund, Inc.
                       700 Central Avenue, P.O. Box 33030
                       St. Petersburg, Florida 33733-9926
                    Attention: John Wm. Galbraith, Treasurer

                  If to Chase, then to

                         The Chase Manhattan Bank, N.A.
                           1211 Avenue of the Americas, 33rd Floor
                            New York, New York 10036
                         Attention: David M. Mann, V.P.

or such other person or such other address as any party shall have furnished to the other party in writing.
             22. NON-ASSIGNABILITY OF AGREEMENT. This Agreement shall not be assignable by either party hereto; provided, however, that any corporation into which the Fund or Chase, as the case may be, may be merged or converted or with which it may be consolidated, or any corporation succeeding to all or substantially all of the trust business of Chase, shall succeed to the respective rights and shall assume the respective duties of the Fund or of Chase, as the case may be, hereunder.

                                                                          - 31 -
             23. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

                                          THE CHASE MANHATTAN BANK, N.A.


                                          By:_____________________________
                                                  Vice President

                                          TEMPLETON GROWTH FUND, INC.


                                          By:/s/JOHN WM. GALBRAITH
                                                   John Wm. Galbraith
                                                       Secretary